Exhibit 99.9

CONSENT OF DIRECTOR

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named as a director in the Registration Statement on Form S-1 of the American Bar Association Members/State Street Collective Trust, and any amendments thereto.

/s/ Christopher W. Carlson
Name:	Christopher W. Carlson
Date:	June 22, 2010